UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2020

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2020, American Tower Corporation (the “Company”), through its wholly-owned subsidiary, American Tower Investments LLC, entered into an agreement (the “Securities Purchase Agreement”) to acquire 100% of the outstanding units of IWG Holdings, LLC (“IWG Holdings”), the parent company of InSite Wireless Group, LLC (“InSite”).

InSite owns, operates and manages approximately 3,000 communications sites, primarily in the United States and Canada. The portfolio includes more than 1,400 owned towers in the United States, over 200 owned towers in Canada and approximately 70 distributed antenna system (“DAS”) networks in the United States. In addition, InSite controls more than 600 land parcels under communications sites as well as approximately 400 rooftop sites. The total consideration for the transaction, including cash acquired, the repayment of certain debt held by InSite and the Company’s assumption of InSite’s remaining debt, is approximately $3.5 billion, subject to certain closing adjustments (the “Transaction”).

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties. Consummation of the Transaction is subject to customary closing conditions and is expected to occur by the end of 2020. The Securities Purchase Agreement contains customary termination provisions and, in addition, may be terminated by IWG Holdings if the Transaction has not been consummated on or prior to December 31, 2020, unless the failure to consummate the Transaction by such time is the result of a breach by IWG Holdings.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2020.

Item 7.01	Regulation FD Disclosure.

On November 5, 2020, the Company issued a press release (the “Press Release”) announcing the Transaction described in Item 1.01. A copy of the Press Release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated into this Item 7.01 disclosure by reference.

The information disclosed in or incorporated by reference into this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 5, 2020 (Furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: November 5, 2020	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer